UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 22, 2011

(Date of earliest event reported)

PG&E CORPORATION

(Exact Name of Registrant as specified in Charter)

California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)

415-267-7000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY

(Exact Name of Registrant as specified in Charter)

California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California	94177
(Address of principal executive offices)	(Zip code)

(415) 973-7000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 22, 2011, Pacific Gas and Electric Company completed its sale of $250,000,000 aggregate principal amount of its Floating Rate Senior Notes due November 20, 2012. For further information concerning the notes, refer to the exhibits attached to this report.

Item 9.01.	Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 17, 2011 in connection with the offering of $250,000,000 aggregate principal amount of Pacific Gas and Electric Company’s Floating Rate Senior Notes due November 20, 2012.

4.1	Fifteenth Supplemental Indenture dated as of November 22, 2011 relating to the issuance of $250,000,000 aggregate principal amount of Pacific Gas and Electric Company’s Floating Rate Senior Notes due November 20, 2012.

4.2	Specimen of Floating Rate Senior Note due November 20, 2012 (included as Exhibit A to Fifteenth Supplemental Indenture filed as Exhibit 4.1).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

	By:	/s/ Linda Y.H. Cheng
Linda Y.H. Cheng
Dated: November 22, 2011		Vice President, Corporate Governance and
Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ Linda Y.H. Cheng
Linda Y.H. Cheng
Dated: November 22, 2011		Vice President, Corporate Governance and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 17, 2011 in connection with the offering of $250,000,000 aggregate principal amount of Pacific Gas and Electric Company’s Floating Rate Senior Notes due November 20, 2012.

4.1	Fifteenth Supplemental Indenture dated as of November 22, 2011 relating to the issuance of $250,000,000 aggregate principal amount of Pacific Gas and Electric Company’s Floating Rate Senior Notes due November 20, 2012.

4.2	Specimen of Floating Rate Senior Note due November 20, 2012 (included as Exhibit A to Fifteenth Supplemental Indenture filed as Exhibit 4.1).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the notes.